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Exhibit 23.3

CONSENT INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated January 29, 2002 accompanying the consolidated financial statements of Sensar Corporation and Subsidiaries appearing in the 2001 Annual Report of the Company to its shareholders included in Form 10-K for the year ended December 31, 2001, which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts and Legal Matters."

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
September 20, 2002

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  Exhibit 23.3
CONSENT INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS